UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2019
Carey Watermark Investors Incorporated
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Determination of Estimated Net Asset Value Per Share

Carey Watermark Investors Incorporated (“we,” “our” and “CWI 1”) announced today that our estimated net asset value (“NAV”) as of December 31, 2018 has been determined to be approximately $1.45 billion, or $10.39 per share of common stock, based on shares outstanding at December 31, 2018. The NAV was calculated by our advisor, Carey Lodging Advisors, LLC (our “Advisor”), relying in part on an appraisal of the fair market value of our real estate portfolio at December 31, 2018, provided by CBRE Hotels (“CBRE”), and estimates of the fair market value of our mortgage debt at the same date provided by Robert A. Stanger & Co., Inc. (“Stanger”), both of which are independent consultants and service providers to the real estate industry. The net amount was then adjusted for other net assets and liabilities and our Advisor’s interest in disposition proceeds at December 31, 2018. The estimate produced by this calculation was then divided over the total shares outstanding as of December 31, 2018 and rounded to the nearest $0.01 on a per share basis. The NAV has been calculated using a methodology conforming to the Investment Program Association’s Practice Guidelines for Valuations of Publicly Registered Non-listed REITs (April 2013) (the “(“IPA Guidelines”) and fair value accounting standards under generally accepted accounting principles in the United States. The independent directors of our board of directors approved the engagement of CBRE and Stanger, reviewed the methodologies used by CBRE and Stanger and recommended that the board of directors adopt the NAV.

Starting April 2019, the NAV of $10.39 per share will be used for purposes of effectuating permitted redemptions of our common stock and issuing shares pursuant to our distribution reinvestment plan.

The determination of NAV involves a number of assumptions and judgments. These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize $10.39 per share if we were to liquidate or engage in another type of liquidity event today. In particular, the December 31, 2018 NAV does not give effect to changes in value, investment activities and shares of common stock issued after December 31, 2018.

The table below sets forth the material items included in the calculation of our NAV. A summary of the methodologies used by CBRE and Stanger, as well as the assumptions and limitations of their work for us, follows the table.

		As of December 31, 2018 (in thousands, except share and per share amounts)
	Real estate appraised value	$2,850,350
(less)	Fair market value of mortgage debt	(1,374,465)
(less)	Line of credit outstanding balance	(41,637)
(plus)	Other balance sheet assets and liabilities, net(1)	48,066
(less)	Advisor’s interest in disposition proceeds(2)	(31,567)
	NAV available to shareholders (3)	$1,450,747
	Shares outstanding	139,627,375
	NAV per share(4)	10.39
__________

(1)	Includes cash net of distribution payable, restricted cash, and accounts receivable net of accounts payable and other.

(2)	This is 15% of the capital proceeds that exceed 100% of initial investor capital plus a 6% return.

(3)	Per the IPA Guidelines, the NAV does not include (i) disposition costs and fees and (ii) an adjustment for the purchase of a special general partner interest.

(4)	Rounded to the nearest $0.01.

The table below sets forth CWI 1’s historical NAVs:

Initial offering price	$10.00
NAV as of September 30, 2013	$10.24
Stock dividend issued in December 2013	0.1375 shares
NAV after giving effect to the stock dividend	$9.00
NAV as of September 30, 2014	$10.30
NAV as of December 31, 2015	$10.66
NAV as of December 31, 2016	$10.80
NAV as of December 31, 2017	$10.41
NAV as of December 31, 2018	$10.39

Our NAV remained relatively unchanged from the prior year.

Appraised Real Estate Value

Summary of Methodology

CBRE appraised our real estate portfolio using the income approach of valuation, specifically a discounted cash flow analysis, as well as the sales comparison approach. The income method is a customary valuation method for income-producing properties, such as hotels. While CBRE was engaged to appraise the fair market value of our real estate portfolio in the aggregate, the appraisal was based on an analysis of each hotel property in our real estate portfolio. In performing this analysis, CBRE reviewed hotel property level information provided by our Advisor and our subadvisor, CWA, LLC (our “Subadvisor”), including: property operating data, prior appraisals as available, franchise agreements, management agreements, agreements governing the ownership structure of each property and other property level information. In addition, CBRE (i) discussed each hotel in our real estate portfolio with our Advisor and Subadvisor, (ii) conducted an inspection of a majority of the hotels, and (iii) reviewed information from a variety of sources about market conditions for each of our hotels.

After completing the reviews described above, CBRE developed a multi-year discounted cash flow analysis for each hotel based on a review of the historical property operating statements for the trailing two years, a review of the 2019 forecasts, 2019 preliminary budget, as well as estimating occupancy, average daily room rate, revenues and expenses for each hotel based on an analysis of market demand. In addition, CBRE determined an estimated residual value of each hotel in the final year of the discounted cash flow analysis by estimating the next year’s net operating income and capitalizing that income at a capitalization rate indicative of the location, quality and type of the hotel. CBRE made deductions for capital expenditures based on discussions with the Subadvisor, their review of each property’s improvements and estimates of reserves for replacement going forward.

The discount rates and residual capitalization rates used to value our real estate portfolio were applied on a hotel-by-hotel basis, and were selected based on several factors, including industry surveys, discussions with industry professionals, hotel type, franchise, location, age, current room rates and other factors deemed appropriate. The discount rates applied to the estimated net operating cash flow projection of each hotel property ranged from approximately 7.0% to 10.0%, with a weighted average of approximately 8.75%. The residual capitalization rates applied to the hotel properties ranged from approximately 5.0% to 8.0% with a weighted average of approximately 6.3%.

Conclusion as to our Real Estate Portfolio Value

The result of the analysis outlined above was then adjusted to reflect the Company’s ownership interest in joint venture properties, including adjustments to appropriately capture specific joint venture promote structures. Based on the analyses outlined above, and subject to the assumptions and limitations below, the “as is” market value of our interest in our real estate portfolio as of December 31, 2018 was approximately $2.85 billion, reflecting an overall increase of approximately 19.2% from the original purchase price (excluding acquisition costs and operating deficits), plus post-acquisition capital investments. The resulting imputed capitalization rate based on the estimated net operating income of our portfolio for the twelve month period following the valuation date was approximately 5.9%.

Assumptions and Limitations

The appraisal is subject to certain assumptions and limiting conditions, including: (i) CBRE assumes no responsibility for matters of a legal nature affecting any of the hotels in our real estate portfolio and title to each property is assumed to be good and marketable and each hotel property is assumed to be free and clear of all liens unless otherwise stated; (ii) the appraisal assumes (a) responsible ownership and competent management of each hotel property, (b) no hidden or unapparent conditions of any hotel property’s subsoil or structure that would render such property more or less valuable, (c) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws, and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which CBRE’s opinion of value contained in the appraisal is based; (iii) the information upon which CBRE’s appraisal is based has been provided by or gathered from sources assumed to be reliable and accurate, including information that has been provided to CBRE by our Advisor and Subadvisor, and CBRE is not responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters; (iv) any necessary repairs or alterations to any hotel property in our real estate portfolio are assumed to be completed in a workmanlike manner; (v) the physical condition of the property improvements are based on representations by us and CBRE assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components; (vi) CBRE has made no survey of the hotel properties in the portfolio and has assumed that there are no soil, drainage or environmental issues that would impair its opinion of value; (vii) any projections of income and expenses included in the appraisal and the valuation parameters utilized are not predictions of the future; rather, they are CBRE’s best estimate of current market thinking as of the valuation date relating to future income and expenses and CBRE makes no warranty or representation that any such projections will materialize; (viii) CBRE’s opinion of value represents normal consideration for our portfolio sold unaffected by special terms, services, fees, costs, or credits incurred in a transaction; (ix) the existence of hazardous materials, which may or may not be present at any hotel property, was not disclosed to CBRE by our Advisor or Subadvisor, and CBRE has no knowledge of the existence of such materials on or in any hotel property, nor is CBRE qualified to detect such hazardous substances and CBRE assumes no responsibility for the detection or existence of such conditions as such considerations are not within the scope of CBRE’s engagement; (x) CBRE has assumed that each hotel property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act or any other environmental problems or with respect to non-compliance with the Americans with Disabilities Act and no investigation has been made by CBRE with respect to any potential environmental or Americans with Disabilities Act issues, as such investigation is not within the scope of CBRE’s engagement; and (xi) CBRE’s opinions of value do not reflect any potential premium or discount a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market.

Fair Value of Debt

Summary of Methodology

Stanger performed a valuation of our property-level debt by reviewing available market data for comparable liabilities and applying selected discount rates to the stream of future debt payments. The discount rates were selected based on several factors including U.S. Treasury and London Interbank Offered Rate yields as of the valuation date, as well as loan specific items such as loan-to-value ratios, debt service coverage ratios, collateral property location, age and type (i.e. full-service, limited service, etc.), prepayment terms, and maturity and loan origination date. The discount rates ranged from 4.0% to 8.2% with a weighted average of approximately 5.4%.

Conclusion as to Value of Debt

Based on the analysis described above, and subject to the assumptions and limitations discussed below, Stanger determined the aggregate fair market value of our property-level debt to be approximately $1.37 billion, as of December 31, 2018.

Assumptions and Limitations

Stanger’s valuation of the property-level debt is subject to certain assumptions and limiting conditions, including: (i) Stanger has relied upon the most recent appraised values of the collateral properties as provided by W. P. Carey Inc. (the ultimate parent company of our Advisor) available at the time of its analyses and has assumed that such value estimate approximates the market value of the collateral property at or around the valuation date; (ii) Stanger has relied upon the most recent operating statements as provided by W. P. Carey Inc. and has assumed that such operating statements materially represents the current net operating income of the collateral property at or around the valuation date; (iii) Stanger has been provided with loan documents and/or loan summaries, loan payment schedules and other factual loan information by W. P. Carey Inc. and has relied upon and assumed that such information is correct in all material respects and no warranty is given by Stanger as to the accuracy of such information;

(iv) Stanger has been provided with descriptive information concerning the collateral properties and has assumed such information is correct and materially representative of the property’s condition as of the valuation date; (v) no investigation has been made of, and no responsibility is assumed for legal matters including title or encumbrances and title to the collateral property is assumed to be good and marketable and the collateral property is assumed to be free and clear of liens (other than the mortgage being valued), easements, encroachments and other encumbrances unless otherwise stated in our report, and all improvements are assumed to lie within property boundaries; (vi) information furnished by others, upon which all or portions of Stanger’s value opinion is based is believed to be reliable, but has not been verified and no warranty is given as to the accuracy of such information; (vii) it is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been, or can readily be obtained, or renewed for any collateral property use on which the collateral property value proved to Stanger is based; (viii) full compliance with all applicable federal, state and local zoning, use, occupancy, environmental, the Americans with Disabilities Act and similar laws and regulations is assumed; (ix) no responsibility is taken for changes in market conditions and no obligation is assumed to revise Stanger’s opinion of value to reflect events or conditions which occur subsequent to the valuation date hereof; (x) responsible ownership and competent property management are assumed for all collateral properties; (xi) all mortgages are assumed to be salable, transferable or assumable between parties and are further assumed not to be in default; and (xii) it is assumed that there are no hidden or unapparent conditions of the collateral property, subsoil, or structures that are not otherwise considered in the property appraised value conclusions provided to Stanger that would affect property value and no responsibility is assumed for such conditions. Stanger’s opinion of the property-loan value was predicated on the above assumptions.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated NAV per share for a 25 basis points increase and decrease in the residual capitalization rates and discount rates used in calculating the NAV as of December 31, 2018:

	NAV Per Share Due To
	Increase of 25 bps	Decrease of 25 bps
Residual Capitalization Rates	$10.02	$10.79
Discount Rates	$10.08	$10.71

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Consent of CBRE Hotels, Consulting
99.2	Consent of Robert A. Stanger & Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carey Watermark Investors Incorporated

Date:	April 10, 2019	By:	/s/ Mallika Sinha
Mallika Sinha
Chief Financial Officer